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                                                                   Exhibit 10.22

                          TRITON NETWORK SYSTEMS, INC.

                                SUPPLY AGREEMENT

             This Supply Agreement (the "Agreement") is made as of
                      April _, 2000 (the "Effective Date")
 between Triton Network Systems, Inc., ("Seller", also referred to as "Triton")
        a Delaware corporation with its principal place of business at:
                            8529 South Park Circle,
                             Orlando, FL; USA 32819
                                      and
   CAVU, Inc. ("Buyer" and includes Buyer's Affiliates) a Georgia corporation with its principal place of business at:
                         4525 Vineland Road, Suite 209
                          Orlando, Florida; USA 32811.
 In consideration of the mutual covenants contained herein, the Parties agree as follows:



           TRITON NETWORK SYSTEMS, INC. SUPPLY AGREEMENT NUMBER:_____



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ARTICLE 1. DEFINITIONS



As used in this Agreement, the following terms have the following meanings:

1.01 "ACCEPTED" with respect to the delivery of the Products to Buyer, means that the applicable shipment has been inspected by Buyer, the paperwork, including the packing list, accurately matches the shipment and the shipment matches the Buyer's Purchase Order or other written delivery instructions.

1.02 "AFFILIATE" means any entity listed in Exhibit 1, attached hereto or any entity which is a parent or subsidiary of a Party or which is controlled by or under common ownership or control of a Party.

1.03 "AGREEMENT" means this Supply Agreement and the Exhibits attached hereto, as may be amended from time to time.

1.04 "ADDITIONAL TERM" has the meaning set forth in Article 3 of this Agreement.

1.05 "ASSIGNMENT" means the form of Agreement as set forth in Exhibit 8 of this Agreement, which will be signed by Buyer, Seller and any person to whom Buyer assigns rights to any Products purchased pursuant to this Agreement, which Products are used in a network sold or transferred to Buyer.

1.06     [*]

1.07 "BASIC ANNUAL SOFTWARE SUPPORT FEE" has the meaning set forth in subsection 8.03 of this Agreement.

1.08 "BASIC ANNUAL SOFTWARE SUPPORT" has the meaning set forth in subsections 8.03 and 8.04 of this Agreement.

1.09 "CHANGE ORDER" has the meaning set forth in subsection 5.05(b) of this Agreement.

1.10 "CONFIDENTIAL INFORMATION" means all information including, without limitation, specifications, drawings, documentation, know-how, and pricing information, of every kind or description, which may be disclosed by either Party to the other Party in connection with this Agreement, provided the disclosing Party shall clearly mark all such information disclosed in writing as the confidential property of the disclosing Party and the disclosing Party shall identify the confidential nature of any such information which it orally discloses at the time of such disclosure and shall provide a written summary of the orally disclosed information to the recipient.

1.11 "DISABLING CODE" has the meaning set forth in subsection 13.05 of this Agreement.

1.12 "DOCUMENTATION" means the system standard documentation provided to Buyer, in written or electronic form, as set forth in Exhibit 2.08 of this Agreement. All Documentation shall be subject to applicable copyright and confidentiality restrictions.

1.13 "EFFECTIVE DATE" has the meaning set forth on the first page of this Agreement.

1.14 "EQUIPMENT" means the hardware Products provided to Buyer as set forth in Exhibit 2.01 of this Agreement. In addition to hardware developed by the Seller, Equipment generally includes OEM Equipment and other Third Party equipment, except as otherwise provided in this Agreement.

1.15     "EXPEDITED REPLACEMENT POLICY" has the meaning set forth in subsection
         13.0 1(h) of this Agreement.

1.16     "F.O.B." means free-on-board.

1.17 "FORECAST" means the non-binding forecasts of Buyer's anticipated orders for Products as set forth in Exhibit 6 of this Agreement, as amended from time to time by Buyer.

1.18     "IFU" refers to Triton's Invisible Fiber(TM) unit.

1.19 "INITIAL TERM" has the meaning set forth in Article 3 of this Agreement.

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1.20     "INSTALLATION SITE" means the location or locations where Buyer installs the IFUs purchased pursuant to this Agreement.

1.21 "INTELLECTUAL PROPERTY" means patents, pending patents, patent applications, know-how, drawings, engineering knowledge, manufacturing procedures, manufacturing processes, ASIC or printed circuit masks, circuit diagrams, and all other Intellectual Property rights whatsoever embodied in the Product or system, regardless if it may be patented.

1.22 "LATE SHIPMENT" has the meaning set forth in subsection 5.04(b)(xii) of this Agreement.

1.23 "LICENSED SOFTWARE" means the Software that Buyer has licensed from the Seller or the Seller's Affiliate pursuant to this Agreement.

1.24 "LIST PRICE" means the Seller's standard Product and/or Support price before any discount, as may be available in price lists from time to time.

1.25 "MARKETING MATERIALS" means Seller's brochures, flyers, Product descriptions and other materials used to stimulate sales of Seller's Products.

1.26     "MATERIAL CONFORMANCE WITH THE SPECIFICATIONS" means the Product is
         (i) capable of being placed into revenue-producing service with no significant restrictions on its abilities to perform its designed function and (ii) performs in accordance with it's respective Specifications.

1.27     [*]

1.28     "MINIMUM PURCHASE COMMITMENT" has the meaning set forth in subsection
         4.01 of this Agreement.

1.29 "MINIMUM PURCHASE COMMITMENT CANCELLATION FEE" has the meaning set forth in subsection 4.03 of this Agreement.

1.30 "NET PRICE" means the price the Buyer will pay after any applicable discount or credit.

1.31 "NETWORK" means the collection of Triton wireless Equipment, together with any Buyer supplied routing and switching equipment, configured in multiple buildings, for the purpose of providing wireless communication services.

1.32 "NEW PRODUCTS" has the meaning set forth in subsection 5.08 of this Agreement.

1.33 "NOC SUPPORT" has the meaning set forth in subsection 9.03 of this Agreement.

1.34 "NON-LICENSED SOFTWARE" means Software for which Buyer has not yet obtained a license nor paid applicable Software License Fees, but which Software may be included with Software loads delivered to Buyer hereunder.

1.35     "PARTY" means either Buyer or Seller.

1.36     "PARTIES" means the Buyer and the Seller collectively.

1.37 "PRODUCTS" means, individually and collectively, the Equipment, Software, and Documentation specified in Exhibit 2, attached hereto. In addition any item Seller adds to its generally available standard Product price list or so identifies to Buyer in a Quotation shall be deemed incorporated into this Agreement upon the mutual agreement of the Buyer and Seller, subject to additional terms and conditions specified in the applicable Product Exhibit, if any.

1.38 "PURCHASE MODIFICATION FEE" has the meaning set forth in subsection 5.03(d) of this Agreement.

1.39 "PURCHASE MODIFICATION ORDER" has the meaning set forth in subsection 5.03(d) of this Agreement.

1.40 "PURCHASE ORDER" (PO) means a written, numerically controlled and dated purchase authorization document issued by Buyer or Buyer Affiliate to Seller or Seller Affiliate, specifying the types and quantities of Products and/or Services to be furnished by Seller.

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1.41     "QUOTATION" means a written budgetary or firm price quotation or
         "quoted", as specified in this Agreement, issued by Seller to Buyer for the supply of any Products and/or Services pursuant to this Agreement.

1.42 "RECEIVABLES" has the meaning set forth in subsection 17.02(b) of this Agreement.

1.43 "RING ARCHITECTURE LICENSE" means that license granted by Seller to Buyer to utilize Seller's method for configuring IFUs on multiple buildings to provide redundancy and enhance system reliability.

1.44 "RMA" means "return materials authorization" and has the meaning set forth in subsection 13.01(d) of this Agreement.

1.45 "SHIP DATE" means the date on which a Product ordered by Buyer is to be shipped as agreed to by the Parties, or in the case of Software which is available for download by Seller rather than, or in addition to being physically shipped, the date upon which such Software is to be downloaded to the Product or system.

1.46 "SHIPPING FACILITY" means Seller's shipping facility located in Orlando, Florida, USA.

1.47 "SOFTWARE" means the Seller's proprietary and/or Third Party Software computer programs provided to Buyer (consisting of firmware and logic instructions in machine readable code residing in, or intended to be loaded in computer memories which provide basic logic, operating instructions and Seller-related Application instructions, but excluding customer data) as well as the Documentation used to describe, maintain and use the programs. Any reference herein to Software being "sold," "purchased" or the like is understood to be a reference in fact to the program being licensed.

1.48 "SOFTWARE LICENSE" has the meaning set forth in subsection 8.01 (a) of this Agreement.

1.49 "SOFTWARE LICENSE FEE" has the meaning set forth in subsection 8.03 of this Agreement.

1.50 "SOFTWARE RELEASE" means revisions to Software or new Software containing enhancements, but specifically does not include new features or new fractionality and/or certain problem fixes that may be supplied by Seller to Buyer from time to time.

1.51 "SOURCE CODE" has the meaning set forth in subsection 8.11 of this Agreement.

1.52 "SPECIFICATIONS" means the specifications and or practices set forth in the Seller's standard Documentation or similar documents published by Seller as amended from time to time, provided however that any amendment to the Specifications will not reduce the functionality of the Equipment. The current Specifications have been (or will be) provided to Buyer.

1.53 "STANDARD INTERVAL" means the standard time prior to the shipment of a Product following acceptance of a Purchase Order by Seller. Seller's Standard Interval will be ninety (90) days for Forecasted quantities and one hundred twenty (120) days for non-Forecasted quantities.

1.54 "SYSTEM" means a configuration of one or more Products, providing a specified functionality that conforms to the applicable
         Specifications, if any.

1.55 "TAC SUPPORT" means Technical Assistance Center support and has the meaning set forth in subsection 9.01 of this Agreement.

1.56 "TERM" means the duration of this Agreement as set forth in Article 3 of this Agreement.

1.57 "TERRITORIES" has the meaning set forth in Exhibit 5 of this Agreement.

1.58 "TEST ACCEPTANCE PROCEDURE" means those test procedures developed from time to time by Seller which demonstrate the full functionality of the Equipment, provided however, that any amendment to the test procedures will not reduce the functionality of the Equipment. The current Triton Test Acceptance Procedure is set forth in Exhibit 9 of this Agreement.

1.59 "THIRD PARTY" means any individual or legal entity not including Buyer and Seller or their respective Affiliates.

1.60 "THIRD PARTY EQUIPMENT" means any Equipment not of Seller's manufacture as listed in the various Exhibits



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         attached to this Agreement. In addition any Product Seller adds to its generally available standard Third Party Equipment price list or so identifies to Buyer in a Quotation shall be deemed incorporated into this Agreement upon the mutual agreement of the Buyer and Seller, subject to additional terms and conditions specified in the applicable Exhibit, if any. Seller may also recommend Third Party Equipment that is not included in the Exhibits or provided by the Seller. Any Third Party Equipment recommended by but not sold by the Seller is not covered under the terms and conditions set forth in this Agreement.

1.61 "THIRD PARTY SOFTWARE" means any Software not owned by Seller which is included within licensed Software or non-Licensed Software.

1.62 "Y2K COMPLIANCE"- means Year 2000 compliance and has the meaning set forth in subsection 13.05(c) of this Agreement.

ARTICLE 2. SCOPE OF AGREEMENT

2.01 This Agreement sets forth the term's and conditions under which Buyer and its Affiliates set forth in Exhibit 1, attached hereto may order Products from Seller and its Affiliates and Seller and its Affiliates shall supply Products to Buyer and its Affiliates. Unless otherwise set forth herein, any reference in this Agreement to Seller shall be deemed to include its Affiliates. Buyer may use the Products itself, or may use the Products to provide services to others or sell the Products as part of a Network or to expand an existing Network, subject to the terms and conditions of this Agreement. It is the intention and understanding of the Parties that Buyer will not resell or distribute Products purchased under this Agreement to Third Parties. Notwithstanding the above, in the event Buyer installs Seller's Products in a Buyer Network, such Network may be sold, transferred or assigned by Buyer to Third Parties; provided however, that Buyer's and Seller's rights and obligations under this Agreement may only be assigned pursuant to an Assignment Agreement substantially in the form of Exhibit 8.

2.02 Unless specifically stated otherwise, all references to money or currency shall be in U.S. dollars and all documentation, correspondence, and communication shall be in the English language.

ARTICLE 3.  TERM

The initial term of this Agreement is three (3) years from the Effective Date (the "Initial Term"). Following the Initial Term, this Agreement shall be automatically renewed for successive one (1) year terms (each an "Additional Term") provided, that Buyer commits to the annual purchase of [*] IFUs prior to each Additional Term; and provided further, at any time beginning one year after the expiration of the Initial Term, Buyer or Seller may terminate this Agreement by providing ninety (90) days prior written notice to the other Party. Provided further, if either Party materially breaches this Agreement and such breach occurs, continues or remains uncured after thirty (30) days written notice of such breach, the non-breaching Party may terminate this Agreement upon written notice to the breaching Party.

ARTICLE 4.  PURCHASE RIGHTS, COMMITMENTS AND PRIORITIES

4.01     Purchase Rights & Commitments

Subject to the terms and conditions contained herein, Seller agrees to sell and Buyer and its Affiliates agrees to buy Products in accordance with the pricing and benefits set forth in Exhibit 2, attached hereto. Before and during the first twelve (12) months of the Initial Term of this Agreement, Buyer and its Affiliates shall place Purchase Orders for [*] IFUs described in Exhibit 2.01 attached hereto, of which [*] IFUs shall be delivered to Buyer and/or its Affiliates no later than December 31, 2000, and an [*] IFUs shall be delivered to Buyer no later than June 30, 2001 (the "Minimum Purchase Commitment").

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4.02     Cancellation of Purchase Commitments

Buyer may, without any further liability to Seller, cancel its Minimum Purchase Commitment upon the occurrence of any of the following events:

         (a) Seller materially breaches this Agreement and such breach recurs, continues or remains uncured after thirty (30) days written notice to Seller from Buyer of such breach;

         (b) If more than [*] of the Products fail to meet performance requirements as set forth in the Specifications during the first twelve (12) months of this Agreement;

         (c) Seller files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within forty-five (45) days of such involuntary filing; Seller admits the material allegations of any petition in bankruptcy filed against it; Seller is adjudged bankrupt; Seller makes a general assignment for the benefit of creditors; if a receiver is appointed for all or a substantial portion of Seller's assets and such receiver is not discharged within sixty (60) days of his/her appointment; or Seller commences any proceeding for relief from its creditors in any court under any state insolvency statutes;

         (d) Buyer is enjoined from using any Products and Seller is unable to cure the effects of such injunction pursuant to subsection 14.02 herein;

         (e) Seller fails to ship to Buyer [*] of the quantity of Products set forth in an accepted Purchase Order [*] (which Products conform with Specifications) within fifteen (15) days after the Ship Date set forth in such accepted Purchase Order;

         (f) Seller materially disregards or materially violates any applicable laws;

         (g) The Specifications or the price is materially changed due to the effect of changes in government regulations which require such change;

         (h) A force majeure event which impedes Seller's performance hereunder continues for a period of thirty (30) days (regardless of whether, as a result of such event, Buyer cancels any Purchase Order in accordance with subsection 5.06 herein.)

4.03     Failure to Meet Minimum Purchase Commitment

If Buyer fails to take delivery of Equipment that Seller has shipped in accordance with accepted Purchase Orders (or later cancels such Purchase Orders), (other than pursuant to subsection 4.02 or 5.06 (d) herein) that would satisfy the Minimum Purchase Commitment by December 31, 2000 and June 30, 2001, respectively, Buyer shall pay to Seller a penalty equal to [*] of the purchase price of the lowest priced Equipment (currently the 38Ghz IFU Equipment) multiplied by the number of undelivered IFUs (hereinafter referred to as the "Minimum Purchase Commitment Cancellation Fee"). The Minimum Purchase Commitment Cancellation Fee shall not be applicable if the reason for Buyer's failure to satisfy the Minimum Purchase Commitment was solely due to Seller's failure or inability to ship Equipment ordered by Buyer, by the respective Minimum Purchase Commitment due dates of December 31, 2000, and June 30, 2001. The Minimum Purchase Commitment Cancellation Fee shall be Seller's sole remedy (subject to
Article 3 and section 5.06(b)) in the event Buyer fails to take delivery of the Equipment in accordance with this section 4.03.

4.04     [*]

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[*]

ARTICLE 5. TERMS OF PURCHASE

5.01     Pricing

         (a)      The pricing of the Products and Services is set forth in
                  Exhibit 2, attached hereto, plus applicable taxes, unless otherwise agreed to between the Parties in writing, or in the event of regulatory change as specified in this subsection
                  5.01 (a). The prices set forth in Exhibit 2, attached hereto, for Seller manufactured Equipment are based on Seller's design, manufacture, and delivery pursuant to its design criteria and manufacturing processes and procedures in effect on the Effective Date of this Agreement. If, solely as a result of the imposition of requirements by any Federal, State or local government during the Initial Term there is a change in such criteria, processes or procedure or any material change in the Equipment, the prices may be adjusted by Seller to reflect the added cost and expense of such change(s). Any OEM Equipment or other Third Party Products identified in Exhibit 2 and delivered by Seller shall be furnished subject to the applicable vendor's then-current terms, conditions and specifications.

         (b) All prices listed in Exhibit 2 and Quotations, unless otherwise noted, are based upon shipment F.O.B. Seller's Shipping Facility, and excludes any and all prepayment of all freight, insurance, duties, taxes (more specifically including but not limited to excise, sales, value added, goods & services, and usage taxes), and any and all other levies as might be incurred after the F.O.B. point.

         (c)      [*]

5.02     Payment

         (a) Equipment and Documentation Payment - Payment of the full purchase price for Equipment and Documentation shall be due within [*] days of the later of: Seller's (i) shipment of the applicable Equipment or (ii) issuance of an invoice for the applicable Equipment.

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                  Notwithstanding any other provision herein, in the event
                  that, (i) Buyer fails to make timely payment for Equipment and Documentation pursuant to this subsection 5.02(a), and
                  (ii) Buyer does not make payment to Seller for all applicable Products within fifteen (15) days after receipt by Buyer of written notice from Seller of such failure, Seller shall have no obligation to ship any Products to Buyer hereunder until such time as Buyer remits such delinquent payment to Seller.

         (b) Software and Service Payment - Payment of the full purchase price for the Software and any services referenced in this Agreement shall be due within [*] days of issuance of Seller's applicable invoice.

         (c) Support Payment - Payment for Support ordered by Buyer shall be due within [*] days of the date of issuance of Seller's invoice.

         (d) Timely Payment - Past due amounts shall bear interest from the expiration of the applicable payment period at the rate of one and one-half percent (1/2%) per month (or such lesser rate as may be the maximum permissible rate under applicable law).

         (e) Security Interest - Until the total amount due under each Purchase Order is paid in full, Seller hereby retains and Buyer hereby grants to Seller a security interest in the Products delivered to Buyer. Buyer agrees to promptly execute any documents requested by Seller in order to perfect and protect such security interest. In addition, prior to payment in full of the total amount due under each Purchase Order, Buyer agrees that it shall not, without the prior written consent of Seller,

                  (i) sell or lease the Products subject to the applicable Purchase Order (or license or sublicense the Software); or

                  (ii) allow any liens or encumbrances (other than liens subordinate to Sellers security interest), to attach to the Products subject to the applicable Purchase Order.

         (f) Release of Security Interest - Upon full payment of the amounts due for any Product, Seller shall immediately release its security interest in such Products and promptly file all documents required to release such security interest.

         (g) Taxes - Buyer's price for Products does not include any taxes, duties or charges of any kind imposed by any federal, state or local governmental entity on the sale or shipment to Buyer of Products, excluding only those taxes based solely on Seller's net income. When Seller has the legal obligation to collect such taxes, the appropriate amount shall be added to Buyer's invoice and shall be paid by Buyer unless Buyer provides Seller with a valid tax exemption certificate authorized by the appropriate taxing authority.

5.03     Purchase Orders

         (a) Generally - All purchases pursuant to this Agreement shall be made by means of a written Purchase order issued from time to time by Buyer and accepted by Seller in writing. Any Purchase Order issued by Buyer to Seller for Products shall be governed in all respects by the terms and conditions of this Agreement. Buyer and Seller agree that except for non-conflicting administrative terms as provided for below, any additional or preprinted terms or conditions on a Purchase Order shall be null, void and of no effect. Each Purchase Order shall include the following information, in addition to other appropriate information as may be mutually agreed upon by the Parties:

                  (i)      name and address of Buyer, or Buyer Affiliate;

                  (ii) Buyer Purchase Order number and Purchase Order date of issuance;

                  (iii) name and address of Seller, or as appropriate, Seller Affiliate, that will be providing the Product being ordered;

                  (iv) incorporation within, by reference, of this Agreement;

                  (v) types and quantities of Products and/or Services to be furnished by Seller as set forth in Exhibit 2, attached hereto, or as provided in a Quotation;

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                  (vi)     applicable prices, charges, and fees with respect to
                           such Products as set forth in Exhibit 2, attached hereto, or as provided in a Quotation;

                  (vii) location or facility to which Product is to be delivered;

                  (viii)   Ship Date of Product;

                  (ix) billing address of the Party responsible for the payment whether such responsible party is the Buyer, or Buyer Affiliate to which Buyer intends to resell the Product, if any, which shall be an Affiliate set forth in the Exhibit 1, attached hereto;

                  (x)      proper authorization of Buyer or Buyer's agent; and

                  (xi) specification of the List Price and Net Price of the Product.

         A form Purchase Order is attached hereto as Exhibit 7.

         (b) Acceptance of Purchase Orders - Seller shall accept all Purchase Orders submitted by Buyer under this Agreement except for those Purchase Orders which (i) are missing the material terms required to be included in a Purchase Order as set forth in subsection 5.03(a) above, or (ii) have Ship Dates that materially vary from Seller's Standard Intervals.

                  Without limiting the foregoing, all Purchase Orders shall be deemed to have been accepted by Seller unless (i) Seller notifies Buyer in writing within [*] business days of Seller's receipt of the applicable Purchase Order, such notification stating that Seller will not accept the Purchase Order, and
                  (ii) Seller rightfully declines to accept such Purchase Order pursuant to the provisions contained in the first paragraph of this subsection 5.03(b). [*]

         (c) Validity of Purchase Orders - A Purchase Order submitted pursuant to the terms and conditions of this Agreement, and which Seller has accepted, shall constitute an Agreement between the Buyer and the Seller or applicable Seller Affiliate. Any Purchase Order which Seller rightfully rejects and for which Seller gives timely notice of rejection shall be deemed void.

         (d) Changes to Purchase Orders -Buyer may at any time request additions, alterations, deductions, or deviations to a Purchase Order. However, such change requests must be mutually agreed upon by the Parties, and if so agreed, such agreement must be set forth in a written revision to the applicable Purchase Order ("Purchase Modification Order") signed by a designated Buyer representative and Seller representative.

                  Purchase Modification Orders which are processed outside of Seller's customary processing cycle or which require additional work by Seller to comply with such changes, may be subject to a reasonable modification fee ("Purchase Modification Fee") provided that Seller has given Buyer a written quote for such Purchase Modification Fee and Buyer and Seller have mutually agreed to such Purchase Modification Fee in writing prior to or concurrent with the execution of the Purchase Modification Order. If Buyer fails to accept the Purchase Modification Fee, Seller has no obligation to accept or comply with the Purchase Modification Order.

         (e) Issuance Mode of Purchase Orders - Purchase Orders may be issued either electronically or via traditional manual methods as mutually agreed to by the Parties.

5.04     Delivery.

         (a) Terms of Delivery - Delivery of Products under this Agreement shall be F.O.B. Seller's Shipping Facility. The Seller shall:
                  (i) be responsible for and arrange for shipment of the Products to Buyer's site as specified in the applicable Purchase Order; (ii) prepay all shipping and handling charges for the Products; and (iii) invoice Buyer for such charges upon shipment of all the Products specified in the applicable Purchase Order. Buyer shall reimburse Seller for such charges at Seller's actual cost.

                  If any Product is lost or damaged in transit, then Seller shall use all commercially reasonable best

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                  efforts to repair or supply a permanent replacement Product within the shortest possible time on the same price and terms as applicable to the original Purchase Order. [*] Buyer shall be responsible for payment of any invoice relating to such lost or damaged Products, whether or not such Products are covered by insurance. With respect to the replacement Product, Seller will invoice Buyer, but will defer Buyer's obligation to pay for such replacement Product for a period of [*] in order to process any insurance claims. Buyer remains obligated to pay for such replacement Products.

         (b) Conditions of Shipment - All shipments are subject to the following conditions:

                  (i) Partial shipments or early shipments may only be sent by Seller if Buyer has approved such partial or early shipments in writing in advance;

                  (ii) Seller shall notify Buyer via e-mail or facsimile when orders are shipped;

                  (iii) Packing slips shall Accompany shipment and shall include serial numbers, when available, in barcode and human readable format and shall reference Buyer's Purchase Order number;

                  (iv) The outside of packing cartons shall be clearly marked with (i) Model name or number, (ii) part number, (iii) serial number, when applicable, in barcode when available and human readable format and
                           (iv) Buyer Purchase Order number;

                  (v) Shipment via truck load or less than truck load shall be stretch wrapped on pallets with markings facing outwards;


                  (vi) Buyer may reject shipments that do not materially comply with the preceding shipping requirements;

                  (vii) Buyer shall inspect the Seller Product upon delivery and shall advise Seller in writing of any obvious physical defects, discrepancies, and/or shortages observed between the Product physically inspected and the corresponding Product shipment packing list provided by the Seller. Buyer shall issue to Seller a defect/discrepancy written report within ten (10) business days of receipt of Product. If no such report is issued to Seller within ten (10) business days the Buyer shall be deemed to have Accepted the Products as delivered;

                  (viii) Seller shall not ship Products more than five (5) business days prior to the requested and accepted Ship Date set forth in the Purchase Order without the consent of Buyer. Subject to the immediately preceding sentence, in the event Seller ships Products to the Buyer, unless Buyer requests the earlier date, prior to the Ship Date in the Purchase Order, Seller shall provide Buyer with reasonable advance notice of the date on which Seller intends to ship such Products, provided that no payment is required until thirty (30) days after the previously scheduled Ship Date;

                  (ix) In the absence of specific shipping instructions from Buyer, Seller may ship by the method it deems most advantageous;

                  (x) Buyer shall store all Products at the proper temperature and other environmental conditions, as specified in the Specifications, to maintain Product quality. In the event of damage to any Product, by reason of improper storage, thereby rendering Product unfit for intended use, Buyer shall promptly notify Seller in writing of the facts, and shall not use such Product except as directed by Seller;

                  (xi) Seller shall have no obligation to ship Products to Buyer if Buyer is in violation of its payment obligations hereunder (and such failure to pay is not due to Seller's breach of its obligations hereunder), provided further, that if Buyer raises a good faith dispute as to any single invoice obligation, Seller will continue to ship Products to Buyer (subject to Buyer's obligation to timely pay for such Products),

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

                           for a period of [*] from the date of the shipment of the Products which are the subject of the payment dispute, after which Seller may discontinue all shipments to Buyer if the dispute is not resolved as of the [*] day;

                  (xii)    [*]

                  (xiii) Title to Product (excluding Software) and risk of loss shall pass to Buyer upon delivery of the Product to the carrier at the Seller's Shipping Facility subject to Seller's security interest in the Product.

5.05     Equipment Changes

         (a) Changes - Up to [*] prior to the scheduled Ship Date (or such later time as agreed to by Seller), Buyer may request Equipment addition(s) or deletion(s) to an original Equipment configuration.

         (b) Change Order - Except as provided in this Agreement, all changes shall be documented in a written change order ("Change Order") which shall be executed by Buyer and returned to Seller prior to implementation of the requested changes. The Change Order shall detail any and all adjustments required by Buyer for any aspect of its performance under this Agreement.

         (c) Adjustment to Equipment Price for Changes - Price calculations for any Equipment reconfigurations prior to the Ship Date shall be based on Prices as quoted by Seller based on the requested Buyer Change Order, provided that any deletions shall include applicable discounts; and, provided further, that the net cumulative amount of changes shall not reduce the price of a Purchase Order by more than ten percent (10%).

5.06     Cancellation

         (a) Subject to subsection 5.06(b), upon written notice to Seller, Buyer may cancel all or any part of a Purchase Order if Seller receives a written and dated Purchase Order cancellation notice prior to the applicable Ship Date.

         (b) Buyer shall pay cancellation charges based on the date a Purchase Order cancellation notice is received by the Seller. Such cancellation charges shall not exceed the schedule as shown below. Seller may

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

                  make a claim for cancellation charges and shall make such a claim in writing to Buyer within thirty (30) days of Seller's receipt of a Purchase Order cancellation notice from Buyer.



                  DAYS PRIOR NOTICE OF PO CANCELLATION           PO CANCELLATION CHARGE
                  ------------------------------------           ----------------------

                  o Within 30 days of Seller's Receipt
                    of Purchase Order                            [*]

                  o Greater than 60 days before Ship Date        [*]

                  o Between 30 days and 60 days before
                    Ship Date                                    [*]

                  o Less than 30 days before Ship Date           [*]

         (c)      Buyer may not cancel a Purchase Order after the Ship Date.

         (d) In the event that [*] days after the requested Ship Date for any Purchase Order Seller has not shipped the Products subject to such Purchase Order, Buyer shall have the right to cancel such Purchase Order without cost or charge upon written notice to Seller by facsimile, e-mail or otherwise, which written notice is received by Seller prior to Shipment. Seller shall notify Buyer via e-mail if Seller is unable to ship Products on the Ship Date. Seller shall pay any additional costs required to expedite late shipment.

         (e) Seller's sole remedy (subject to Article 3) for Buyer's late cancellation of a Purchase Order pursuant to section 5.06(b) shall be the Cancellation Charges imposed under that section.

5.07     Invoicing

         Each invoice shall include the following information:

         (a)      Buyer's Purchase Order number;

         (b)      Seller's invoice number;

         (c) quantity and price of each Product shipped or services rendered;

         (d)      applicable sales or other tax;

         (e)      freight charges (if applicable);

         (f)      final total cost; and

         (g)      invoices shall be issued upon shipment.

5.08     New Products

         If Seller develops products other than the Products referenced in
Exhibit 2, attached hereto, ("New Products"), Seller agrees to negotiate in good faith with Buyer for volume discount pricing on such New Products and if pricing is agreed upon, to enter into a supply agreement on substantially the same terms and conditions as this Agreement, or amend this Agreement to include such New Products, as mutually agreed by the Parties.

ARTICLE 6. [*]

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[*]

ARTICLE 7. PRODUCT CHANGES

With respect to any Purchase Orders issued under this Agreement, notwithstanding any other provisions contained herein, Seller reserves the right, without prior approval from, but with notice to, Buyer, to (i) make changes in the Products in whole or in part, or in the related Specifications or other related Documentation, or (ii) substitute Products of later design at any time prior to delivery thereof, provided that such changes do not materially adversely affect performance or function, or increase the price of Products, provided that the changed or substituted Products meet or exceed Specifications. Such changes and/or substitutions do not obligate Seller to make any changes in the Products previously delivered to Buyer unless such changes affect the interoperability of Products, in which case such changes to previously delivered Products will be made at Seller's expense in order to maintain the interoperability and functionality of such Products.

ARTICLE 8. SOFTWARE LICENSING

8.01     Grant of License

         (a)      Software License

                  With respect to Software and Documentation acquired under this Agreement and upon payment of the applicable Software license fees (if any), Seller shall grant to Buyer a non-transferable (except as otherwise provided herein), non-exclusive license to use the Software and Documentation in accordance with the terms set forth below ("Software License"). Buyer is granted no title or ownership rights to the Software or Documentation, which rights shall remain with Seller or Seller's suppliers, as applicable. This Software License does not entitle Buyer to the receipt or use of, or access to, Software source code or any right to reproduce the Software or Documentation except as set forth herein. Buyer agrees that it shall not decompile, reverse engineer or otherwise attempt to gain access to the Software Source Code. The obligations of Buyer under this section shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, Buyer may reproduce or copy Software or Documentation for installation, back-up or archival purposes and may provide such copies to Third Parties who provide installation or maintenance services for Buyer. Buyer will notify Seller in the event it provides copies of Software to Third Parties.

         (b)      Ring Architecture License

                  Seller hereby grants to Buyer a non-exclusive license to use Seller's proprietary Ring Architecture ("Ring Architecture License"). Seller shall provide this Ring Architecture License to Buyer at no cost to Buyer. Buyer may also sublicense this Ring Architecture License to Third Parties that purchase a network from Buyer which utilizes Seller's Products. Such sublicense shall be at no cost to Buyer or Third Party provided that the sublicense is for use of the Ring Architecture in an existing network and not a newly created network unless created in coordination with Buyer.

                  Title and ownership rights to Seller's Ring Architecture shall remain in Seller. This Ring Architecture License does not entitle Buyer to receipt of, use of, or access to the Ring Architecture's source code, or any right to reproduce the Ring Architecture. Buyer agrees that it shall not decompile, reverse engineer or otherwise attempt to gain access to the Ring Architecture source code. The obligations of Buyer under this section shall survive the expiration or termination of this Agreement.

8.02     Condition Precedent to grant of Licenses and Supply of Software

         As a condition precedent to the grant of the above-stated licenses and to the supply of Software by Seller pursuant to this Agreement, Seller requires Buyer to give proper assurances to Seller for the protection of the Software as required in this Agreement. Accordingly, all Software supplied by the Seller shall be treated by Buyer as the exclusive property, and to the extend not publicly available, as proprietary and as a trade secret,

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

         of Seller and/or its suppliers, as appropriate.

8.03     Software License and Support Fees

         Buyer shall pay to Seller an initial software license fee which shall be pro-rated on a twelve (12) month basis at [*] of the applicable IFU cost. Such initial software license fee shall be payable within [*] of Seller's issuance to Buyer of the applicable IFU invoice. Thereafter, Buyer shall pay to Seller a [*] basic annual Software support fee ("Basic Annual Software Support Fee") for basic annual support of the Software ("Basic Annual Software Support") as set forth in Exhibit 2.07, attached hereto. Price and payment of the Basic Annual Software Support Fee shall be subject to the terms and conditions as set forth in Exhibit 2.06, attached hereto.

         Buyer must pay the Basic Annual Software Support Fee in order to obtain Software, Software updates and Software Releases and any other Software support set forth in Exhibit 2,07, attached hereto.

8.04     Software Support

         Basic Annual Software Support shall include Software, Software updates, Software Releases and all other Seller provided Software necessary to operate the Products in Buyer's network, in addition to the support set forth in Exhibit 2.07, attached hereto. Moreover, Basic Annual Software Support shall provide Buyer with access to the IFU Link Manager and the IFU Software. Seller shall also make available to Buyer up-to-date copies of the IFU Link Manager and IFU Software. The terms in this subsection 8.04 are conditioned upon Buyer being current on all applicable Basic Annual Software Support Fees.

8.05     Scope of Software License

         Upon Buyer's payment of the Software License Fee and the applicable Basic Annual Software Support Fee, Buyer shall be granted a perpetual, non-exclusive, transferable (subject to the provisions of this Agreement), non-assessable, unlimited-user, paid-up Software License to:

         (a) use such features contained in the release of the Software furnished;

         (b) use and make adaptations of the Software (or any part thereof), subject to the provisions of this Software License, provided that any such adaptations are created as an integral step in the use of the Software in conjunction with a Product and that it is not used in any other manner;

         (c) make as many copies of the Software and any related Documentation as Buyer deems necessary for its use, archival purpose, or test purposes, including use by Third Parties who are acting under the control and direction of Buyer; and

         (d)      use the associated Software Documentation.

         Buyer agrees that this Software License is subject to its continued use on and ownership of the Equipment upon which such Software is installed and that Buyer shall have the right to sell, pledge as security, or otherwise transfer the Equipment upon which the Software resides, provided the transferee agrees to be bound by the terms of the Software License granted to Buyer under this Agreement. Buyer shall be granted no title or ownership rights to the Software, which rights shall remain in Seller or its suppliers, as appropriate, and upon sublicense of the Software by Buyer, the terms of this Software License shall apply to the transferee.

8.06     Interest in Software

         All Software supplied by Seller under or in implementation of this Agreement shall be treated by Buyer as the exclusive property, and as proprietary and a trade secret, of Seller and/or its suppliers, as applicable.

8.07     Non-Licensed Software

         Certain Software delivered by Seller may include non-Licensed Software ("Non-Licensed Software"). Non-Licensed Software includes:

         (a) any Software for which the Software License Fee and the applicable Basic Annual Software Support Fees have not been paid; and

         (b) Software for which a periodic Basic Annual Software Support Fee has expired and the applicable

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

                  additional Basic Annual Software Support Fees have not been paid.

         Buyer shall submit to Seller a Purchase Order for any Non-Licensed Software that Buyer desires to license.

         When Non-Licensed Software is placed into service, the applicable Software License Fee, if any, shall be due and payable. Buyer shall also have the option to pay the applicable Basic Annual Software Support Fees for any Non-Licensed Software upon installation of a Software load containing such Non-Licensed Software.

         To ensure Buyer's proper activation and/or usage of only the appropriate Software, Buyer shall complete the appropriate notification to Seller, according to the then designated Seller procedure, prior to the activation and/or usage by Buyer of any Non-Licensed Software. Buyer shall identify all Software desired to be activated and/or used in each System and shall transmit such information to Seller.

8.08     Software Releases

         Software Releases shall be made available to Buyer as part of the Basic Annual Software Support Fee and [*]. The Software Releases may be updated periodically throughout the Initial Term of this Agreement. [*]

8.09     Software and Technical Support

         Seller shall provide Buyer with Software support and technical support subject to payment of any applicable fees, as set forth in Exhibit 2.07 and Exhibit 2.05 respectively, attached hereto, provided that Buyer maintains the Software for at least two (2) previous Software Releases to the then current Software Release or as otherwise specified in this Agreement.

8.10     Escrow

         [*] place a copy of all Software source code, including copies of the source code for any upgrades or new releases developed by Seller in the future when they are available (collectively "Source Code"), with an independent escrow agent reasonably acceptable to Buyer along with written escrow instructions to deliver all Source Code to Buyer upon request from Buyer without further instructions in the event Seller declares bankruptcy, or is involuntarily bankrupt. The Source Code shall be designated in writing as being held in escrow for Buyer. The escrow agent shall hold the Source Code for the Initial Term of the Agreement. If, at any time, Seller declares bankruptcy, or is involuntarily bankrupt, upon notice from Buyer, the escrow agent shall immediately transfer the Source Code to Buyer. Possession of the Source Code does not give Buyer any rights to sell, rent or lease the Source Code or Software to Third Parties.

8.11     [*]

         [*]

ARTICLE 9. SUPPORT COMMITMENTS

9.01     TAC Support

         Seller shall provide Buyer with [*] Technical Assistance Center support ("TAC Support")(as specified in Exhibit 2.03, attached hereto)), for [*] from the Effective Date of this Agreement [*]. After such [*] period, Seller shall provide Buyer with [*] TAC Support (as specified in Exhibit 2.03, attached hereto), for [*]. Thereafter, Seller shall make available to Buyer and Buyer's Affiliates [*] TAC Support as selected by Buyer or Buyer's Affiliates at the prices set forth in
         Exhibit 2.03, attached hereto.

         The [*] TAC support commitment provided for in this subsection 9.01 is conditioned upon Buyer satisfying its Minimum Purchase Commitment.

9.02     Technical Support

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         Seller will make available to Buyer continuing technical support as set forth in Exhibit 2.05, attached hereto, for the [*]. After such [*], Seller shall provide Buyer with continuing technical support at the prices set forth in Exhibit 2.05, attached hereto. The technical support provided for in this subsection 9.02 shall be limited to the Buyer only, and shall not be made available to Buyer's Affiliates.

9.03     NOC Support

         Seller will provide Buyer with Network Operations Center support ("NOC Support") (as set forth in Exhibit 2.04, attached hereto)), [*] following the date of Buyer's installation of the first [*] IFUs purchased by Buyer, or sooner if requested by Buyer. After such [*], Seller shall have no obligation to provide Buyer with continuing NOC Support. Seller will make such NOC Support available to Buyer on [*] basis for the [*] of Buyer's installation of the first [*] IFUs purchased by Buyer, or sooner if requested by Buyer. However, the NOC Support provided for in this subsection 9.03 shall be limited to Buyer only, and shall not be made available to Buyer's Affiliates.

9.04 All of Seller's support obligations under paragraphs 9.01 and 9.03 above, are conditioned upon Buyer providing Seller with remote access to Buyer's Networks (to the extent necessary), when and as support is needed.

ARTICLE 10. BUYER TRAINING

For every [*] IFUs delivered to Buyer and/or Buyer's Affiliates during the Initial Term of this Agreement, Seller shall make available to Buyer or Buyer's designees, [*], however, such training days will only be applied to a maximum of [*] IFUs (i.e., in the event Buyer purchases [*] then Seller will make available to Buyer a maximum of [*] training days); however, should Buyer purchase in excess of [*] IFUs, [*] training days over the [*] days will be made available. Such training will take place at Seller's facilities. Seller shall train any of Buyer's designees that exceed the above commitment at the prices and in accordance with the provisions set forth in Exhibit 4, attached hereto.

ARTICLE 11. USE OF SELLER'S MARKETING MATERIALS & INTELLECTUAL PROPERTY

Seller shall provide Buyer with copies of Seller's Marketing Materials for use by Buyer. Any proposed modifications to Seller's Marketing Materials suggested by Buyer must have Seller's prior written consent before such modifications are made. Moreover, any Seller approved modifications to Seller's Marketing Materials, or Buyer's use of Seller's Intellectual Property, shall neither cause confusion in the applicable Product market, nor in any way dilute the trademarks or infringe the Intellectual Property rights of Seller. Notwithstanding the foregoing, Seller will provide photographs of its IFUs to Buyer for Buyer's use in Buyer's Marketing Materials, subject however to the condition that Buyer shall not remove, cover, or otherwise alter, any trademark, patent or other markings on the IFUs during or as a result of such use in the Marketing Materials. Furthermore, any use of Seller's Marketing Materials, including photographs of Seller's IFUs, by Buyer shall in no way represent or infer to Third Parties or the public that Buyer is a reseller, distributor or sales agent of Seller.

ARTICLE 12. INDEMNIFICATION

The Parties agree to defend, indemnify, and hold harmless each other against any loss, liability, damage, cost, or expense arising out of any claims, loss, damage or suits, arising from (i) any breach of any term, condition, obligation, representation, or warranty of this Agreement, (ii) any personal injury or product liability arising from the use of the Seller's Products or the Buyer's systems exclusive of the Products; or (iii) any negligent act, omission, failure, or intentional or willful misconduct by either Party in the performance or failure of performance of this Agreement.

The terms of this Article 12 shall survive any expiration or termination of this Agreement.

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ARTICLE 13. WARRANTIES

13.01    Seller Supplied Equipment

         (a) Seller warrants that for a period of [*] months from Equipment's Ship Date, that under normal use and service the Equipment subject to this Agreement will be free from material defects or faulty workmanship, and shall operate in compliance with the applicable Specifications. The foregoing warranty shall not apply to items normally consumed during operation such as, but not limited to, lamps and fuses. All like-kind Equipment (i.e., Equipment with the same frequency, functionality, and model number) sold by Seller to Buyer under this Agreement shall be Backwards Compatible with all such like-kind Equipment for a period of [*] from the earlier of (i) the end of the Initial Term of this Agreement, or (ii) termination of this Agreement. If Equipment is not free from material defects or faulty workmanship and fails to comply with the applicable Specifications during the warranty period, Seller will, within thirty (30) days, at its option, repair, replace, or modify the Equipment so that it is free from defects and complies with the applicable Specifications. This warranty service shall be performed at the Buyer's installation site or Seller's facility, as determined by Seller. If Seller is unable to repair or modify the Equipment within thirty (30) days, so that the Equipment conforms to the applicable Specifications, Seller shall replace the Equipment with Equipment that conforms to such Specifications. In such cases Seller does not guarantee that Equipment with like serial numbers will be returned to the Buyer. Seller's sole obligation and Buyer's exclusive remedy under the warranty provisions of this Article 13 with respect to Equipment shall be limited to repair, modification, or replacement of the defective Equipment or refund to Buyer the applicable Equipment's purchase price in the event Seller cannot provide Buyer with Equipment that complies with Specifications.

         (b) The warranties set forth in this Article 13 shall not apply to any Equipment where the defect or non-conformance is due to:

                  (i) accident, alteration, abuse, misuse, or repair not performed by Seller;

                  (ii) storage or operation of Equipment other than as set forth in the Equipment Specifications;

                  (iii) failure to comply with all applicable environmental requirements for Equipment as set forth in the Equipment Specifications, including but not limited to temperature or humidity ranges;

                  (iv) performance of Equipment installation, maintenance, operation, repair, relocation, or other service not in compliance with the Equipment Specifications, unless such non-complying service was performed by Seller or on Seller's behalf;

                  (v) breakage, damage, alteration, or removal of any Seller affixed seal or label located on the IFU without the Seller's prior written approval. The IFUs contain no Buyer serviceable parts;

                  (vi) use in conjunction with a product, or category of products specified by Seller as incompatible with such Equipment;

                  (vii) any error, act, omission, vandalism, mishandling or misuse of Equipment by anyone other than Seller or Seller's agents, employees, subcontractors and vendors; or

                  (viii) where written notice of the defect has not been given to Seller within the applicable warranty period.

         (c) Buyer shall be responsible for de-installation and re-installation of any warranty repair or replacement Equipment. Buyer shall use only qualified technicians to perform any maintenance and/or repair to the Equipment during the warranty period, where such maintenance and/or repair shall be confined to routine tasks performed in accordance with Seller provided Documentation.

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         (d)      A return material authorization ("RMA") must be obtained by
                  Buyer from the Seller prior to the return of any Equipment. Information regarding the RMA process is set forth in Exhibit 3, attached hereto.

         (e) Warranty replacement Equipment may be new or reconditioned to perform as new, at Seller's option. Notwithstanding the foregoing, the warranty period of Equipment which has been subject to repair or replacement by Seller shall commence on the Ship Date of the repaired or replacement Equipment to Buyer and shall expire on the later of one hundred and twenty
                  (120) days from such Ship Date or the last day of the original warranty period for the Equipment that was repaired or replaced.

         (f) All Equipment to be repaired or replaced, whether in or out of warranty, shall be packed by Buyer in accordance with Seller's reasonable instructions and shall follow Seller's repair and return policy and procedures. Buyer shall bear risk of loss and shall pay for all transportation charges for Equipment returned to Seller and Seller shall bear such risk of loss and pay for transportation charges for repaired or replacement Equipment shipped to Buyer. Seller shall use commercially reasonable best efforts to ship repaired or replacement Equipment within thirty (30) days of receipt of the defective Equipment for routine warranty repair or replacement. Seller shall return the repaired or replaced Equipment to the Buyer using the same transport method in which the Buyer sent the Equipment to the Seller.

         (g) If the Equipment that is returned to Seller is determined by Seller to be beyond repair and is outside the warranty period, Seller shall notify Buyer and Seller shall sell to Buyer, upon Buyer's request, replacement Equipment at the then current Agreement price between the Parties for such Equipment, or if no such Agreement exists, at Seller's then current list price for such Equipment.

         (h) In the event an IFU under warranty fails to perform in accordance with Specifications, and Buyer requests expedited warranty replacement of such IFU, Seller will provide Buyer with replacement spare Equipment within [*] of Buyer's request for such replacement spare Equipment ("Expedited Replacement Policy"). Seller shall impose a monetary charge for such Expedited Replacement Policy in the amount of [*] for each replacement spare Equipment shipped to Buyer on an expedited basis. Once shipped, the replacement spare Equipment shall become the property of Buyer, and upon shipment, Seller will be entitled to keep the defective IFU which Buyer must return to Seller within seven (7) days of Buyer's request for the replacement spare. In the event Seller fails to receive the defective IFU within seven (7) days, Seller may invoice Buyer for the cost of the replacement spare. It is anticipated that this Expedited Replacement Policy will only be used to replace Seller's Equipment that was previously installed in a network and such Equipment subsequently failed to perform and Buyer did not have sufficient spare Equipment on hand to replace such Equipment. Seller's obligation to provide expedited replacement of spares shall be limited to an inventory of two
                  (2) IFUs for each category of Equipment installed by Buyer. Seller shall replenish its inventory of replacement spare Equipment within thirty (30) days of sending any replacement spare Equipment to Buyer pursuant to this policy.

13.02    Equipment Spare Parts Inventory

         Seller shall maintain an adequate inventory of spare parts to repair or replace all Equipment for a period beginning on the Effective Date of this Agreement and ending on the fifth anniversary of the termination of the Initial Term of this Agreement or, if longer, as otherwise provided by law.

13.03    Extended Equipment Warranty for Seller Supplied Equipment

         Seller shall offer Buyer an optional extended Equipment warranty annually, for a period not to exceed five (5) years from the date of purchase of the applicable IFU, in accordance with the terms and conditions set forth in Exhibit 2.02, attached hereto.

13.04    Third Party Equipment

         (a) With respect to any Third Party Equipment furnished by Seller to Buyer, Seller shall secure from the applicable manufacturers such warranties and indemnities as may be available with respect to such Third Party Equipment, and assign and pass to Buyer all available warranties and indemnities for such Third Party Equipment to the extent legally assignable. In the event such warranties and indemnities are not assignable to Buyer, Seller shall enforce, if necessary, such warranties and indemnities on

[*] Confidential treatment requested.

                                 Confidential
                                                                  Page 18 of 45

         Buyer's behalf. In addition to the above, Seller shall, at Buyer's request, register Buyer with any and all Third Party Equipment vendors (for Third Party Equipment that constitute systems as opposed to individual components) such that Buyer is acknowledged as a support obligation of the Third Party Equipment vendors and Buyer can receive and obtain product notices directly from the Third Party Equipment vendors. Seller shall produce evidence of such registration within [*] calendar days from the date Buyer requests that Seller obtain such registration.

         (b) All Third Party Equipment unless otherwise stated in this Agreement, or in the Third Party warranties, will follow the same repair and return procedures as set forth in subsection
                  13.01 herein, (Seller Supplied Equipment).

13.05    Software

         (a) Seller represents and warrants that under normal use and service the Software shall perform according to Specifications [*]. Seller further represents and warrants that, to the best of its knowledge, any Software provided by Seller hereunder, for a period ending fifteen (15) months from the Ship Date, does not contain and will not receive from any Seller data transmission via modem or other Seller medium, any virus, worm, trap door, back door, timer, clock, counter, or other limiting routine, instruction, or design that would erase data or programming or otherwise cause the Software to become inoperable or incapable of being used in the full manner for which it was designed and created ("Disabling Code"); however, this representation and warranty specifically excludes locking mechanisms designed to prevent Buyer from using those Software features or functions not licensed to Buyer under the terms of this Agreement, including, without limitation, any limitations that are triggered by:

                  (i) the Software being used or copied a certain number of times, or after the lapse of a certain period of time;

                  (ii) the Software being installed on or moved to a central processing unit or system that has a serial number, model number, or other identification different from the central processing unit or system on which the Software was originally installed; or

                  (iii) the occurrence or lapse of any similar triggering factor or event.

         (b) In the event Seller introduces a Disabling Code into the Software, Seller shall:

                  (i) take all steps necessary at Seller's sole cost to test a new copy of the Software for the presence of Disabling Codes;

                  (ii) furnish to Buyer a new copy of the Software without the presence of Disabling Codes;

                  (iii) install and implement such new copy of the Software at no additional cost to Buyer; and

                  (iv) take all steps necessary, at Seller's sole cost, to restore any and all data or programming lost by Buyer as a result of such Disabling Code. In the event Disabling Codes are identified by Buyer or Seller in the Software, Seller shall furnish to Buyer a new copy of the Software without the presence of Disabling Codes.

         (c) Seller warrants, with respect to Seller's Software, that Seller has undertaken commercially practicable efforts to ensure, to the extent within its reasonable control, that when such Software is properly used in accordance with the applicable Specifications, then both before and after January 1, 2000 such Software will accurately receive, provide, and process date and date dependent data (including calculating, comparing, and sequencing) from, into, and between the twentieth (20th) and the twenty first (21st) century.

[*] Confidential treatment requested.

                                 Confidential
                                                                  Page 19 of 45

                  The Parties agree that the above constitutes being year 2000 compliant ("Y2K" Compliance"). Seller further warrants that during Software warranty period, as specified in this Agreement, Software shall function without any material service affecting or non-conformance to the applicable Specifications as a consequence of date or date dependent data, to the extent that other software used in combination with Seller's Software sold or licensed hereunder is also Y2K Compliant and properly exchanges date and date dependent data with Seller's Software. If Software fails to so function as a consequence of Y2K Compliance, Buyer's sole remedy and Seller's sole obligation under this warranty is for Seller to correct such failure through the replacement or modification of the Software or such other actions as the Parties reasonably determine to be appropriate within sixty (60) days of such failure. However, if Seller is unable to correct such Y2K Compliance failure through replacement or modification of the Software, then the Parties shall negotiate a commercially reasonable solution.

         (d) Any modification to Software not performed by Seller or at Seller's direction, other than with respect to modifiable Software, shall void this warranty. Seller shall not be responsible for the failure of any Software to comply with the applicable Specifications if such failure was the result of:

                  (i) the combination of Software with any non-Software supplied by a Third Party, and not provided by Seller; or

                  (ii)     modification of Software by Buyer or any other Third
                           Party.

13.06 THE WARRANTIES AND REMEDIES SET FORTH IN THIS ARTICLE 13 CONSTITUTE THE ONLY WARRANTIES WITH RESPECT TO THE PRODUCTS PROVIDED, AND BUYER'S EXCLUSIVE REMEDIES IN THE EVENT SUCH WARRANTIES ARE BREACHED. THEY ARE IN LIEU OF ALL OTHER WARRANTIES WRITTEN OR ORAL, STATUTORY, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE WARRANTY OF MERCHANTABILITY AND THE GENERAL IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. SELLER SHALL NOT BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER.

13.07    Survival

         The terms of this Article 13 shall survive any expiration or termination of this Agreement.

ARTICLE 14. PATENT AND COPYRIGHT INFRINGEMENT INDEMNITY

14.01    Indemnification

         Seller hereby indemnifies Buyer, as set forth herein with respect to any suit, claim, or proceeding brought against Buyer alleging that Buyer's use of the Products and Ring Architecture License constitutes an infringement of any United States or foreign patent or copyright. Seller agrees to defend Buyer, at Seller's expense against any such claims and to pay all settlement payments, costs and legal expense, in addition to any damages awarded in any final judgment arising from such suit, claim or proceeding; provided, however, that Buyer shall promptly advise Seller of any such suit, claim, or proceeding and shall cooperate with Seller in the defense or settlement of such suit, claim or proceeding and provided Seller shall have sole control thereof. In the event that Seller's control of the defense in such suits, claims or proceedings may materially affect Buyer's network and operations, Seller agrees to consult with Buyer in good faith to obtain Buyer's input on appropriate defense methods. The obligation of Seller hereunder with respect to any infringement claim shall not apply to infringement claims based on:

         (a) use of Product by Buyer in a manner, including combinations with other products not provided by Seller, and neither contemplated nor suggested by this Agreement or Seller's product documentation existing as of or subsequent to the Effective Date of this Agreement; or



                                 Confidential

         (b) use of Product by Buyer in any other combination with other products not provided by Seller, unless Seller would otherwise normally be liable for such a combination as a direct (or on the basis of contribution or inducement) infringement, and provided that but for the existence of such combination by Buyer, there would be no infringement claim; or

         (c) use of Product in a Territory other than that the Territories set forth in Exhibit 5, attached hereto; or

         (d)      Buyer's use of Third Party Equipment;

         (e)      modifications made by Buyer without Seller's consent; and

         (f) Seller's use of specifications or designs (except specifications or designs which are or become industry standards or are used by Seller in a Product that is supplied to other customers) which are supplied by Buyer to Seller for use in Seller Products to be purchased under this Agreement provided that but for such use by Seller there would be no infringement claim and further provided that the Seller team providing the custom development and the Seller employees assigned to the Buyer account team shall use all commercially reasonable best efforts, without violating any Third Party confidentiality obligations, to determine whether the requested specification or design would violate any Third Party patent, copyright, trademark, or other Intellectual Property right and provide notice to Buyer of such knowledge as soon as reasonably possible. Notwithstanding the above, in the event the Seller develops custom Products for the Buyer, such custom Product shall be subject to Seller's Product indemnification;

         (g) The foregoing exclusions shall not apply to use of Products, Equipment or Software in Buyer's data communications network if Buyer and Seller have agreed in writing to the use and implementation of Seller's Product with other products not provided by Seller and Buyer has purchased Products for use in its network in a manner consistent with such written agreement by Seller.

14.02    Injunction

         In the event that an injunction is obtained against Buyer's use of Equipment or Software arising from such patent or copyright suit, claim or proceeding, in whole or in part, Seller shall, at its option, use commercially reasonable best efforts to either:

         (a) procure for Buyer the right to continue using the portion of the system enjoined from use; or

         (b) replace or modify the same so that Buyer's use is not subject to any such injunction.

         If Seller is unable to achieve any of the above-stated remedies in this subsection 14.02, Seller, after using commercially reasonable best efforts, Seller shall refund the purchase price of the applicable Equipment or Software and pay for the deinstallation of the Equipment in addition to any other remedy available to Buyer.

14.03    Limitation of Liability

         THE FOREGOING SETS FORTH THE ENTIRE LIABILITY OF SELLER FOR PATENT OR COPYRIGHT INFRINGEMENT BY THE PRODUCTS. THE REMEDIES CONTAINED HEREIN ARE BUYER'S SOLE REMEDY FOR ANY CLAIM OF INFRINGEMENT OF THIRD PARTY PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS.

14.04    Survival

         The terms of this Article 14 shall survive any expiration or termination of this Agreement.

ARTICLE 15. CONFIDENTIALITY

15.01    Confidentiality

         Buyer, Seller and their respective Affiliates shall receive in confidence from each other technical information, business information, documentation and expertise, including the terms of this Agreement ("Confidential Information"), and shall not, except as previously authorized in writing by the other Party, publish, disclose or make use of such Confidential Information (except as required by law and after notice to the other Party) for



                                 Confidential
                                                                  Page 21 of 45
         any purpose other than in the performance of their obligations or their respective operations as contemplated by this Agreement, unless and until the Confidential Information has ceased to be proprietary as evidenced by general public knowledge or has been legally acquired by such Party from a Third Party without obligations of confidentiality. This prohibition against disclosure, publication or use of Confidential Information shall not restrict either Party from developing similar information in the exercise of its own technical skill, so long as such other information is independently developed by such Party without making use of the Confidential Information.

15.02    Release of Information

         Neither Party shall, without the express written consent of the other Party, publicly announce the existence or terms of this Agreement except such disclosures that may be required to comply with securities laws, court orders or similar orders of an administrative or regulatory agency, provided each Party shall use reasonable best efforts to seek confidential treatment or other protective order which are available to limit such disclosures and provide the other Party with advanced notice of such disclosures. Notwithstanding the foregoing, either Party shall be entitled to disclose this Agreement and its specific terms and conditions to its financing sources, including prospective financing sources and to its auditors, attorneys and other agents in the ordinary course of business and any trier of fact in the resolution of a dispute hereunder; provided that such financing sources, auditors, attorneys, other agents and triers of fact keep such information confidential.

ARTICLE 16. LIMITATION OF LIABILITY

16.01    Generally

         EXCEPT AS OTHERWISE PROVIDED HEREIN, THE TOTAL LIABILITY OF SELLER FOR ALL CLAIMS OF ANY KIND FOR ANY LOSS OR DAMAGE, WHETHER IN AGREEMENT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, OR CLAIMS FOR INDEMNIFICATION ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THE PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT (EXCEPT FOR ARTICLE 14) SHALL IN NO CASE EXCEED THE TOTAL PRICE OF THE PRODUCTS SPECIFIED IN THE PURCHASE ORDER ACCEPTED UNDER THIS AGREEMENT GIVING RISE TO THE CLAIM. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE TOTAL LIABILITY OF BUYER FOR ALL CLAIMS OF ANY KIND FOR ANY LOSS OR DAMAGE WHETHER IN AGREEMENT, WARRANTY, TORT (INCLUDING GROSS NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, OR CLAIMS FOR INDEMNIFICATION ARISING OUT OF, CONNECTED WITH OR RESULTING FROM THE PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT (EXCEPT FOR DILUTION OF SELLER'S TRADEMARKS OR INFRINGEMENT OF SELLER'S INTELLECTUAL PROPERTY RIGHTS, OR ANY WILLFUL OR NEGLIGENT ACTS OF BUYER OR ITS EMPLOYEES OR AGENTS RELATING TO THE INSTALLATION OR OPERATION OF THE SELLER'S PRODUCTS), SHALL IN NO CASE EXCEED THE GREATER OF SIXTEEN MILLION FIVE HUNDRED THOUSAND ($16,500,000) DOLLARS OR THE TOTAL PURCHASE PRICE OF THE PRODUCTS PURCHASED BY BUYER UNDER THIS AGREEMENT. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR LOST PROFITS, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER FOR ANY ACTION ARISING UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THOSE RESULTING FROM THE USE OF PRODUCTS PURCHASED HEREUNDER, OR THE FAILURE OF THE PRODUCTS TO PERFORM, OR FOR ANY OTHER REASON. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

16.02    Other Limitations to Liability

         Subject to the terms of this Agreement, Seller shall not be responsible for any failures or inadequacies of performance resulting from products not supplied by Seller or Seller's agents or subcontractors under this



                                 Confidential
                                                                  Page 22 of 45

         Agreement. Seller shall not be responsible for interference or disruption of service caused by operation of other radio systems, lightning, motor ignition or other similar interference. In the event Buyer utilizes facilities or services supplied by others such as common carrier circuits, antennas or towers, Buyer shall have the total responsibility for the availability or adequacy of such services or facilities. Seller shall have no liability as a result of non-performance, failures or poor performance of the Product caused by, resulting from or attributable to Buyer supplied designs, specifications or Product configuration requirements utilized by Seller in the applicable Product that have not been discussed with and approved in writing by Seller.

16.03    Survival

         The terms of this Article 16 shall survive any expiration or termination of this Agreement.

ARTICLE 17. MISCELLANEOUS

17.01    Applicable Law

         The validity, construction, and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof except to the extent that any mandatory provisions of local laws in any country take precedence over the provisions of this Agreement and Florida State law. Jurisdiction will reside in the state and federal courts in Orange County, Florida, USA. Notwithstanding the above, neither Party shall institute a proceeding in any court or administrative agency to resolve a dispute between the Parties before that Party has sought to resolve the dispute through direct negotiations with the other Party.

17.02    Assignment

         Other than as explicitly stated in this Agreement, neither Party may assign or transfer this Agreement, or any of its rights hereunder, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Consent shall not be required for the following:

         (a) any assignment or transfer by a Party of all or any part of this Agreement or of such Party's rights hereunder, to any of its Affiliates; or

         (b) any assignment or transfer by Seller to any Third Party of all or part of Seller's right to receive any monies ("Receivables") which may become due to Seller pursuant to this Agreement. Buyer shall notify such Third Party assignee or transferee with respect to any claim made by Seller, informing such Third Party of Buyer's justification for failure to pay monies due to Seller pursuant to this Agreement; or

         (c) a transaction involving the reorganization, merger, consolidation or other form of corporate transaction or series of transactions; or

         (d) a transaction involving the sale of all or substantially all of the assets of the Seller or Buyer, provided that Buyer is not selling to a direct competitor of Seller; and

         (e) a transaction involving the acquisition of all or substantially all of Seller's outstanding equity, provided that Buyer is not selling to a direct competitor of Seller.

         Buyer may assign or transfer Equipment or Software purchased pursuant to this Agreement, if such Equipment or Software is used in a Buyer Network which is being assigned or transferred by Buyer, pursuant to an Assignment Agreement substantially in the form attached hereto as
         Exhibit 8.

         Any assignment or transfer in violation of this Agreement shall be void. No assignment or sublicense of or under this Agreement, or of any rights under this Agreement, by Buyer, shall relieve Buyer of the primary responsibility for performance of Buyer's Minimum Purchase Commitment and payment obligations under this Agreement.

         Seller reserves the right to refuse to honor any assignment or sublicense which, in the opinion of its legal



                                 Confidential
                                                                  Page 23 of 45
         counsel, would require it to violate any United States export restriction, other law, or regulation.

         Seller reserves the right to assign or subcontract any portion of its obligation under this Agreement, however, such assignment (including under section 17.02(a)) or subcontract shall not relieve Seller of its primary responsibility for its performance obligations under this Agreement, except in the case of an assignment to a successor entity of Seller. Seller or any successor entity may assign all or part of the right to payments under this Agreement.

17.03    Consents

         Each Party hereto represents and warrants that:

         (a) it has obtained all necessary approvals, consents, and authorizations of third parties and governmental authorities to enter into this Agreement and to perform and carry out its obligations hereunder;

         (b) the persons executing this Agreement on its behalf have express authority to do so, and, in so doing, binds the Party thereto;

         (c) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary partnership or corporate action and this Agreement is a valid and binding obligation of such Party, enforceable in accordance with its terms;

         (d) in the case of Buyer, that Buyer has obtained the required licenses to use the relevant radio spectrum; and

         (e) in the case of Seller, that Seller has obtained all necessary governmental approvals for the manufacture and sale of the Products.

17.04    Counterparts and Facsimile Signatures

         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Facsimile signatures shall have the same effect as original signatures, but any Party transmitting a signature by facsimile shall promptly follow up with a copy of the same document bearing the original signature of that Party.

17.05    Entire Agreement

         This Agreement, including the Exhibits which are attached hereto and incorporated herein, comprises all the terms, conditions, and agreements of the Parties hereto with respect to the subject matter hereof and supersedes all previous negotiations, proposals, commitments, writings, publications, and understandings of any nature whatsoever. No agent, employee, or representative of Seller has any authority to bind Seller to any affirmation, representation, or warranty, except as stated in this Agreement and unless such affirmation, representation, or warranty is specifically included within this Agreement it shall not be enforceable by Buyer or any assignee or sub-licensee of Buyer. Buyer hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth in this Agreement.

17.06    Export

         Buyer shall not export any Product or technical data received from Seller pursuant to this Agreement, or release any such Product or technical data with the knowledge or intent that such Product or technical data will be exported or transmitted to any country or to foreign nationals of any country, except in accordance with applicable laws or regulations concerning the exporting of such items arising in the United States or other such jurisdiction affecting the Product. Buyer shall obtain all authorizations from the appropriate government in accordance with applicable law prior to exporting or transmitting any such Products or technical data as specified above. Seller will provide such assistance as Buyer reasonably requests to obtain such authorizations. Seller acknowledges that the transfer of Products or components thereof, and associated Documentation outside of Canada or the United States, may be subject to the specific approval of the applicable Product suppliers and other suppliers. All such approvals, if applicable, shall be conditions precedent to any of the obligations of Seller hereunder respecting such Products or component thereof and associated documentation.


                                 Confidential
                                                                  Page 24 of 45

17.07    Factoring

         Seller may, upon notice to Buyer, sell receivables to a Third Party or Affiliate (so long as the recipients are not direct competitors of the Buyer). Buyer grants permission for Seller to disclose the provisions of this Agreement to purchasers and prospective purchasers of Receivables, or their Affiliates (so long as the recipients are not direct competitors of the Buyer), and their respective agents, attorneys, auditors, rating agencies, and other advisors.

17.08    Force Majeure

         If the performance by a Party of any of its obligations under this Agreement shall be prevented, restricted, or interfered with by reason of any circumstances beyond the reasonable control of that Party, including without limitation, fire, explosion, embargoes, government ordinances or requirements, civil or military authorities, acts of God or of the public enemy, war, revolution, civil commotion, acts or omissions of carriers, inability to obtain necessary materials or services from suppliers, loss of sources of energy, power failure, breakdown of machinery, or labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, or other causes beyond the reasonable control of the Party whose performance is affected, then the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-for-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent such Party's obligations relate to the performance so prevented, restricted or interfered with), provided that the Party so affected shall use reasonable efforts to avoid or remove such causes of non-performance and both Parties shall proceed to perform their obligations with dispatch whenever such causes are removed or cease. With respect to labor difficulties as specified above, a Party shall not be obligated to accede to any demands being made by employees or other personnel. Either Party shall be permitted to cancel this Agreement without liability to the other Party in the event of an event of force majeure which continues for greater than thirty (30) days.

17.09    Headings

         All headings used herein are for index and reference purposes only, and shall not be given any substantive effect. This Agreement has been created jointly by the Parties and no rule of construction requiring interpretation against the drafter of this Agreement shall apply in its interpretation.

17.10    Litigation Expense

         The Party prevailing in arbitration, at trial, or on appeal shall be entitled, in addition to such other relief as may be granted, to a sum the court or arbitration may fix as reasonable attorneys fees, plus any associated costs.

17.11    Modification of Agreement

         No addition to or modification of this Agreement shall be effective or binding on either of the Parties hereto unless reduced to writing and executed by the respective duly authorized representatives of each of the Parties hereto.

17.12    Non-Waiver

         The failure by either Party hereto at any time to require performance by the other Party or to claim a breach of any provision of this agreement shall not be construed as affecting any subsequent breach or the right to require the performance with respect thereto or to claim a breach with respect thereto.

17.13    Notice

         All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered electronically, or via traditional manual methods. If notice is given via traditional manual methods, then such notice shall be delivered to the applicable address listed on the signature page of this Agreement by (i) certified mail, return receipt requested, or (ii) nationally recognized overnight courier, or (iii) by hand.

         Any notice given pursuant to this subsection 17.13 shall be effective five (5) days after the day it is mailed or upon receipt as evidenced by the Postal Service return receipt card, or courier or hand delivery written confirmation, whichever is earlier. Either Party hereto may change its address by a notice given to the other Party hereto in the manner set forth above.



                                 Confidential
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

         All Purchase Orders and invoices to be delivered pursuant to this Agreement shall be delivered via a delivery provider that provides proof of delivery, such as certified mail, overnight mail or private courier company.

17.14    Publicity

         A Party shall not release, without the prior written approval of the other Party, any advertising or other publicity relating to this Agreement wherein such other Party may reasonably be identified. In addition, each Party shall take reasonable precautions to keep the terms and existence of this Agreement confidential so long as this Agreement remains in effect and for a period of five (5) years thereafter, except as may be otherwise expressly provided in this Agreement or as may be reasonably required to enforce this Agreement by law.

17.15    Registration

         Products furnished under this Agreement for installation within the United States shall, at the time of installation, comply to the extent applicable, with the requirements of the Federal Communications Commission's Rules and Regulations including, without limitation, all labeling and customer instruction requirements. Products furnished under this Agreement for installation outside the United States shall comply with local governmental regulations, as applicable.

17.16    Relationship of the Parties

         The provisions of this Agreement shall not be construed to establish any form of partnership, agency, or other joint venture of any kind between Seller and Buyer, nor to constitute either Party as the agent, employee, or legal representative of the other. All persons provided by either Party to accomplish the intent of this Agreement shall be considered solely as the providing Party's employees or agents and the furnishing Party shall be solely responsible for compliance with all laws, rules, and regulations involving, but not limited to, employment of labor, hours of labor, working conditions, workers' compensation, payment of wages, and withholding and payment of applicable taxes, including, but not limited to income taxes, unemployment taxes, and social security taxes.

17.17    Severability

         If any of the provisions of this Agreement shall be declared or determined to be invalid or unenforceable under applicable law and a Party deems such provisions to be material, that Party may terminate this Agreement upon written notice to the other Party. Otherwise such invalidity in whole or in part, of any terms, covenant, condition, or provision of this Agreement shall not affect the validity of the remainder of such terms, covenants, conditions or provisions in this Agreement nor render this Agreement unenforceable, instead this Agreement shall be construed as if it does not contain the particular invalid or unenforceable provision and the rights and obligations of the Parties shall be construed and enforced accordingly.

17.18    Third Party Beneficiaries Disallowed

         Except as otherwise expressly permitted herein, all covenants and agreements of the Parties hereto are solely and exclusively for the benefit of the Parties to this Agreement and no other person or entity shall have standing to require performance of any such covenants and agreements, and no person or entity shall, under any circumstances, be deemed to be a beneficiary of such obligations.

17.19    Waiver of Breach

         Failure by either Party at any time to require performance by the other Party or to claim a breach of any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance with respect thereto or to claim a breach with respect thereto.



                                 Confidential
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

                                   SIGNATURES


IN WITNESS WHEREOF, the Parties hereto have executed this "Agreement" as of the "Effective Date" shown above, by their representative(s) being duly authorized and having signed accordingly.



THE "SELLER"                               THE "BUYER"

TRITON NETWORK SYSTEMS, INC.               CAVU, INC.



Signed:                                    Signed:
      -----------------------------              ------------------------------
Name:  Skip Speaks                         Name:
      -----------------------------              ------------------------------
Title: President & CEO                     Title:
      -----------------------------              ------------------------------
Date:  April 14, 2000                      Date:
      -----------------------------              ------------------------------



Address for Notice:                        Address for Notice:
-------------------                        -------------------
8529 South Park Circle                     4525 Vineland Road, Suite 209
Orlando, Florida 32819                     Orlando, Florida 32811
U.S.A.                                     U.S.A.



With Copy to:                              With Copy to:
-------------                              -------------
Louis T.M. Conti, Esq.                     Christopher N. Fountas, Esq.
Holland & Knight LLP                       Baker & Hostetler LLP
200 South Orange Avenue, Suite 2600        200 South Orange Avenue, Suite 2300
Orlando, Florida 32801                     Orlando, Florida 32801




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

                                    EXHIBIT 2

                              PRODUCTS AND PRICING

EXHIBIT 2.01      EQUIPMENT

                  (i)      IFUs

                  o        38GHz OC-3 or Fast Ethernet:

                           [*]

                  o        28Ghz, 29 Ghz and 31 Ghz OC-3 or Fast Ethernet:

                           [*]

                  [*]

                  (ii)     Mounting Brackets - [*].

                  (iii)    Outdoor Cable Kit - [*],

                  (iv)     IFU Link Manager Test Cable - [*].

[*] Confidential treatment requested.

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

EXHIBIT 2.02      EXTENDED EQUIPMENT WARRANTY FOR SELLER SUPPLIED EQUIPMENT

Seller offers to Buyer the following optional extended IFU warranty terms:

         o An additional twelve (12) month warranty which may be purchased at a price equal to [*].

         o This extended IFU warranty may be purchased prior to the expiration of the standard IFU warranty set forth in subsection 13.01 of this Agreement. This extended warranty is incremental to [*] in the standard IFU warranty set forth in subsection 13.01 of this Agreement.

         o The return and replacement terms and conditions of the standard IFU warranty apply to this extended IFU warranty.

         o        This extended IFU warranty shall apply to Equipment only.

         o        This extended warranty may be renewed for successive twelve
                  (12) month periods by Buyer, for a period of five (5) years from the date of shipment of the applicable IFU. Thereafter, Seller will offer an extended warranty to Buyer, subject to Seller's right to charge the then current price for such extended warranty.


















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

EXHIBIT 2.03      TECHNICAL ASSISTANCE CENTER (TAC) SERVICE LEVEL AGREEMENT

TAC support services is limited to Equipment purchases only.

         (a)      BRONZE LEVEL TAC SERVICES

                  o        Included as provided in this Agreement and Exhibit
                           2.06.

                  o Regular business hour support (08:00 to 17:00 Eastern Time; Mondays through Fridays excluding Seller's observed holiday schedule).

                  o        Non-business hour paging services with maximum three
                           (3) hour response time.

                  o E-mail communication available for information inquiries with maximum three (3) business day response.

                  o Service begins immediately upon the Effective Date of this Agreement.

                  o [*] per hour service charge of telephone and administrative time to expended for repair or replacement of Seller Equipment and Third Party equipment which is out of warranty.

         (b)      SILVER LEVEL TAC SERVICES

                  o Additional charge based on quantity of IFUs purchased in accordance with Seller's then current published price list for such TAC services.

                  o        Dedicated TAC telephone line.

                  o Extended Telephone Technical Assistance Hours (8-8 EST M-F; 8-5 Weekends; Non-Holidays).

                  o        Non-business hour paging services with maximum two
                           (2) hour response time.

                  o E-mail communication available for information inquiries with maximum one (1) business day response.

                  o [*] per hour service charge of telephone and administrative time to expended for repair or replacement of Seller Equipment and Third Party equipment which is out of warranty.

         (c)      GOLD LEVEL TAC SERVICES

                  o Additional charge based on quantity of IFUs purchased in accordance with Seller's then current published price list for such TAC services.

                  o        Dedicated TAC telephone line.

                  o Dedicated TAC personnel available twenty-four (24) hours per day, seven (7) days per week with immediate response time.

                  o Single point of contact for all network related issues including Third-Party Equipment and Software.

                  o E-mail communication available for information inquiries with maximum half (0.5) business day response.

                  o No per hour service charge of telephone and administrative time to expended for repair or replacement of Seller Equipment and Third Party equipment which is out of warranty.

SELLER WILL PROVIDE BUYER WITH GOLD LEVEL TAC SERVICE FOR A PERIOD OF ONE HUNDRED AND EIGHTY (180) DAYS FROM THE EFFECTIVE DATE OF THIS AGREEMENT AT NO CHARGE TO BUYER. THEREAFTER, UNLESS BUYER REQUESTS AND PAYS FOR SILVER OR GOLD LEVEL TAC SERVICES BUYER SHALL BE ENTITLED ONLY TO BRONZE LEVEL TAC SERVICE PROVIDED FURTHER THAT BUYER PAYS THE BASIC ANNUAL SOFTWARE SUPPORT FEE DESCRIBED IN EXHIBIT 2.06.

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

EXHIBIT 2.04      NETWORK OPERATIONS CENTER (NOC) SUPPORT AGREEMENT

Seller will provide buyer assistance in the design and configuration of the Buyer's Network Operations Center (NOC). This assistance will consist of the following:

                  (i) Monitoring of Buyer network, for IFUs only, for a period of [*] after installation of the first IFU, and specifically such monitoring does not include router equipment.

                  (ii) Provide consultation in the design and configuration of the Buyer's NOC center (limit of 16 hours with scheduling agreed upon between Buyer and Seller).

                  (iii) Provide Buyer with NOC center training at Seller's facility (maximum of [*] for [*] each). Seller does not have a formal NOC training program for clients, but client personnel will receive basic on-the-job instruction and training.
















[*] Confidential treatment requested.

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

EXHIBIT 2.05      TECHNICAL SUPPORT SERVICE

Seller will provide technical support to Buyer before and during the Initial Term of this Agreement as follows:

1.       [*]

2.       [*]

3.       Support provided during the Initial Term of this Agreement:

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

Seller will provide, [*], basic technical sales support which includes the following:

         (a)      Provide specifications and information for Seller's Equipment.

         (b)      Provide program management for Equipment delivered to Buyer.

         (c) Assist Buyer with requests for training, Third Party contractor selection, preparation of contractor statements of work, and selected site auditing of contractors to ensure quality.

4.       Optional Services:


The services listed below are offered to Buyer at the then current relevant prices set forth in Seller's standard price book or as Quoted based on agreed to scope of work. Reasonable and actual expenses [*] or per them will be Quoted for each optional service requested by Buyer.

         (a)      Site surveys.

         (b)      Perform alignment and/or commissioning of IFU's.

         (c)      Perform test of IFU links.

         (d)      Provide additional RF and network engineering services.

         (e)      Training classes.



















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

EXHIBIT 2.06 INITIAL SOFTWARE LICENSE FEE & BASIC ANNUAL SOFTWARE SUPPORT FEE PAYMENT PROVISIONS

A.       Initial Software License Fee:

         o All Purchase Orders will include an initial Software License Fee of [*] of the Purchase Order's Net Price for IFUs. The Software License Fee of [*] will be pro-rated for the balance of the calendar year in which the Purchase Order is issued beginning the month following the scheduled ship date of the IFUs.

B.       Basic Annual Software Support Fee:

         In addition to the Initial Software License Fee, a Basic Annual Software Support Fee shall be invoiced and paid annually, in order to obtain Software Support on the terms described below:

         o On January of each year Seller shall send an invoice to Buyer for the purpose of allowing Buyer to obtain Basic Annual Software Support coverage during the next twelve (12) months. The amount set forth in such invoice will be based on [*] of all IFUs installed in a Buyer Affiliate network. The period of such coverage shall commence on the date of the applicable invoice and end on the last day of January in the following year. The Basic Annual Software Support Fee includes [*] TAC Support (as defined in Exhibit 2.05) and all Software Releases and updates.

         o If Buyer fails to pay the Basic Annual Support Fee, the Buyer shall be solely responsible for all Software-related issues. Seller shall not be responsible for providing technical assistance to the Buyer or for any other Software related issues. Moreover, Seller shall not be responsible for providing TAC support or any new Software Releases, upgrades and updates to the Buyer, unless Buyer pays the prevailing rates or fees for such TAC support or Software Release, including any costs which may be necessary to bring the Buyer's network current with respect to Seller's Software Releases.

         o Reinstatement of any Basic Annual Software License will require Buyer to purchase all Software Releases issued during the period Buyer's Basic Annual Software License lapsed at the then current price for each Software Release.

















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

EXHIBIT 2.07      SOFTWARE SUPPORT

In the event Seller's Software does not function in accordance with Specifications during the warranty period, Seller will respond in accordance with the following table:

                            SOFTWARE SUPPORT RESPONSE


CATEGORY        DEFINITION                          RESPONSE BY SELLER
--------        ----------                          ------------------
Critical        End User Impacting                  Dedicated and immediate engineering
                Network Down                        response until problem is resolved. Upon
                                                    resolution, correction is made available to
                                                    Buyer immediately.

Major           OAM&P Problem or Non-               Correction will be made in the next
                End User Impacting Difficulty       appropriate software release.
                Managing Network

Minor           Non-End User or Non-                Included in customer feature request for
                Network Impacting                   future software release.

Software support will include Software Releases and technical assistance for all Software-related failures.













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

EXHIBIT 2.08      DOCUMENTATION

Upon request by Buyer, Seller will provide up to [*] sets, per market, of technical Documentation on computer disk, including any updates, shall be made available electronically [*] to Buyer. Additional electronic versions and/or a hardcopies of the Documentation will be provided at a charge to the Buyer in an amount equal to the Seller's published prices. All technical Documentation is proprietary information of the Seller. Buyer and it's employees, agents and assignees, agree to use all commercially reasonable efforts to maintain all such technical Documentation as confidential.





















[*] Confidential treatment requested.

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

                                   EXHIBIT 3

                         RETURN MATERIALS AUTHORIZATION
                         ------------------------------


The following document should be referenced when returning Triton Network Systems product.


BEFORE OBTAINING AN RMA (CUSTOMER RESPONSIBILITY)

The customer should attempt troubleshooting procedures as provided within existing Triton Network Systems documentation and work, with the Triton Network Systems Technical Assistance Center (TAC) to resolve any problems. If reasonable attempts at troubleshooting do not bring resolution, then the item should be replaced and a Return Material Authorization (RMA) should be generated.

OBTAINING AN RMA

The customer should call the TAC at 877-687-4866 or +1-407-903-0997 or contact the TAC via fax or e-mail to obtain an RMA number. The minimum information required (or confirmed from previous troubleshooting) for generation of an RMA by the TAC is:

         o        Customer Company.
         o        Contact Name.
         o        Contact Phone, FAX
         o        Site Address of Product
         o        Shipping Address for Repaired Product
         o        Part Number of Product if printed on unit
         o        Model Number of Product if printed on unit
         o        Serial Number of Product
         o        Description of Problem

PACKAGING AND RETURN PROCEDURES

The TAC will provide an RMA number to the customer who will indicate the RMA and serial number on the return label. The IFU must be returned in packaging that provides a level of protection equal to the original type packaging. If original type packaging is not available, Triton Network Systems will upon request from Customer provide packaging.

All Equipment to be repaired or replaced, whether in or out of warranty, shall be packed by Customer in accordance with Triton Network Systems's reasonable instructions and shall follow Triton Network Systems's Repair and Return policy and procedures. Customer shall bear risk of loss and shall pay for all transportation charges for Equipment returned to Triton Network Systems and Triton Network Systems shall bear such risk and pay for transportation charges for repaired or replacement Equipment shipped to Customer.

WHERE TO SEND RMA PRODUCT

RMA product should be sent to the following address:

         Triton Network Systems, Inc.
         8337 South Park Circle
         Attn: Kevin Haney, Depot Manager
         Orlando, Florida 32819
         (407) 903-2254

IMPROPERLY RETURNED PRODUCT



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

If product is sent to Triton Network Systems without a valid RMA number, it will be returned to the customer at their expense without repairs being performed.



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

                                   EXHIBIT 4

                                BUYER TRAINING
                                --------------


o        SELLER WILL OFFER THE FOLLOWING CUSTOMER TRAINING.

                                                                       VOLUME
                                                          PRICE AT    DISCOUNT
                                                         TRITON PER   PRICE AT
                                  COURSE    MAXIMUM       DAY PER    TRITON/DAY/
TRAINING COURSE                   LENGTH   CLASS SIZE     STUDENT    STUDENT(*)
---------------                   ------   -----------   ----------  ----------

1. Invisible Fiber(TM) Unit        5 days  10 students     $  [*]       $[*]
   Installation & Commissioning

2. Invisible Fiber(TM) Unit        3 days   4 students     $  [*]       $[*]
   OAM&P - Operations

3. Invisible Fiber(TM) Unit        2 days   4 students     $  [*]       $[*]
   OAM&P - Administration

4. Invisible Fiber(TM) Unit        3 days   4 students     $  [*]       $[*]
   Network Engineering


DISCOUNT TABLE: AS LISTED BELOW.


COURSE PRICE                  1        2          3          4          5          6          7          8          9          10
PER STUDENT                STUDENT  STUDENTS   STUDENTS   STUDENTS   STUDENTS   STUDENTS   STUDENTS   STUDENTS   STUDENTS   STUDENTS
-----------                -------  --------   --------   --------   --------   --------   --------   --------   --------   --------

Installation & Commission  [*]      [*]        [*]        [*]        [*]        [*]        [*]        [*]        [*]        [*]
OAM&P Operations           [*]      [*]        [*]        [*]        [*]        [*]        [*]        [*]        [*]        [*]
OAM&P Administration       [*]      [*]        [*]        [*]        [*]        [*]        [*]        [*]        [*]        [*]
IFU Network Engineering    [*]      [*]        [*]        [*]        [*]        [*]        [*]        [*]        [*]        [*]


NOTES:

o        All payments are in US dollars.

o Volume discounts are based on individual course actual volumes and the discounted price is applicable to all students of that class.

o Price is based on a per student per day fee structure, excluding travel and facilities costs.

o        Prices include all course material.

o Minimum number of 4 students per day per course for the Installation & Commissioning Course and 2 students per day per course for all other courses (or the equivalent price for a single student).

o        All courses are based at Triton in Orlando, Florida.

o        CUSTOMER PREMISE TRAINING

o Travel Expense for two (2) Seller Trainers including lodging, meals, rental care, and airfare.

o        Shipment of any training material and Equipment.

o Two (2) fully installed and operational Buyer supplied IFUs to be used for training purposes.

o Buyer shall pay Seller for above training within thirty (30) days if Seller's issuance of the invoice to Buyer.

[*] Confidential treatment requested.

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

                                   EXHIBIT 5

                                  TERRITORIES
                                  -----------


Seller authorizes Buyer to purchase and install Seller Equipment anywhere in the United States of America. Seller agrees that once the Seller is ready to ship Products [*], that Seller will authorize Buyer to purchase and install Seller Equipment [*], subject to Buyer's payment of any and [*], fees and costs associated with shipment [*], and provided further, that Buyer will be responsible for obtaining all licenses and complying with all laws necessary to ship such Products [*], as the case may be.

[*] Confidential treatment requested.

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


                                   EXHIBIT 6

                                    FORECAST
                                    --------


The Forecast for shipment of 38Ghz Product to Buyer the first six (6) months of this Agreement shall be as follows:

         Shipped On Or Before                            Number of IFUs
         --------------------                            --------------

         [*]                                             [*]

         TOTAL


















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

                                   EXHIBIT 7

                              FORM PURCHASE ORDER
                              -------------------


Form of Purchase Order to be agreed.
















































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

                                   EXHIBIT 8

                              ASSIGNMENT AGREEMENT
                              --------------------


Form of Assignment to be agreed.














































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

                                   EXHIBIT 9

                           TEST ACCEPTANCE PROCEDURE
                           -------------------------


          The Test Acceptance Procedure to be utilized for the Invisible Fiber Unit Customer Acceptance Test for the 38 Ghz Fast Ethernet Application is described in Seller Part No. 5338200-0001, Release No. 1.1, dated March 2000, and it will be made available to Buyer.








































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

                                   EXHIBIT 10

  PURCHASE ORDER FOR FIRST [*] IFUs UNDER BUYER'S MINIMUM PURCHASE COMMITMENT
  ---------------------------------------------------------------------------















































[*] Confidential treatment requested.

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